UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 3, 2015, Advanced Energy Industries, Inc. issued an earnings release announcing its financial results for the quarter ended June 30, 2015. A copy of the earnings release was furnished with a Current Report on Form 8-K filed on August 3, 2015. This amendment to Advanced Energy’s Form 8-K is being filed solely for the purpose of correcting a mathematical error in the earnings release, as described below.

Item 2.02 Results of Operations and Financial Condition.

The information in this Form 8-K that is furnished under “Item 2.02 Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 3, 2015, Advanced Energy Industries, Inc. announced its financial results for the quarter ended June 30, 2015. Non-GAAP financial information was included in the press release to assist the reader with understanding how the company’s results would have been reported had it not had the inverter segment during the historical periods presented. The information regarding non-GAAP operating income excluding inverters was misstated due to a mathematical error. The error involved solely the line items “Operating Income (loss) as reported” and “Non-GAAP Operating Income (loss)” for the columns “Amounts related to Inverter” and “Amounts Excluding Inverter” and the corresponding written disclosure under the captions “Results Excluding the Inverter Business” and “Inverters.” Such information, as corrected, is included in exhibit 99.1 hereto, which indicates the corrected numbers in shading. The mathematical error did not impact the GAAP financial statements or third quarter guidance.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Revised “Other Selected Data (Unaudited)”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas Liguori
Date: August 6, 2015	Thomas Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Revised “Other Selected Data (Unaudited)”